Exhibit 10.6

PST Document WAR 8-11

PIPEFUND™

Standard Transaction Document

Standard Warrant Terms

This PipeFund Services Organization Standard Transaction Document (PST Document) is intended to facilitate expediency and consistency in transactions involving a private investment in a public company’s equity and/or equity-linked securities (PIPE) or an offering of a public company’s equity and/or equity-linked securities directly to purchasers pursuant to an effective registration statement under the Securities Act (RD). Parties to any PIPE or RD transaction should consult with their legal counsel and any other advisers they deem appropriate prior to using this PST Document or engaging in any such transaction. PipeFund Services Organization, LLC (PSO) is not providing any legal advice or opinion in connection with this PST Document or its use in a particular PIPE or RD transaction, disclaims any warranty, express or implied, concerning the use or license of this PST Document for any particular PIPE or RD transaction, and shall not have any liability arising out of the use or inability to use this PST Document. This PST Document is the copyrighted property of RPITL, LLC and may not be reproduced, distributed or used (including any incorporation by reference) in any form without a valid license, and any unauthorized use is strictly prohibited. More information concerning the license or permitted use of  this PST Document may be obtained at www.pipefund.com.

ARTICLE I

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. This document shall be known as PipeFund Services Organization Standard Transaction Document (“PST Document”) WAR 8-11 (Standard Warrant Terms), which is available and accessible at www.pipefund.com. Any Warrant which incorporates this PST Document by reference shall be deemed to include all the terms, conditions and provisions of this PST Document as if stated directly in such Warrant; provided, however, that to the extent any of the terms, conditions or provisions of such Warrant (without such incorporation) contradict or conflict with any terms, conditions or provisions of this PST Document, such Warrant shall control.

1.2 Defined Terms. Each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Warrant or in PipeFund Services Organization Standard Transaction Document GTC 8-11 or DEF 8-11, each available and accessible at www.pipefund.com.

1.3 Warrant Series. All warrants (including the Warrant) constituting the series of warrants in the same form as the Warrant which are issued pursuant to the Securities Purchase Agreement shall be referred to herein collectively as the “Warrants”, and the holders thereof (including the Holder) shall be referred to herein collectively as the “Holders”.

ARTICLE II

EXERCISE OF WARRANT

2.1 Mechanics of Exercise.

(a)

Exercise Notice and Payment. Subject to the terms, conditions and provisions of the Warrant (including this PST Document WAR incorporated by reference and including without limitation the limitations on exercise set forth in Section 2.3 below), the Warrant may be exercised by the Holder, in whole or in part at any time and from time to time during the Exercise Period up until 11:59 p.m. Eastern (New York) time on the Expiration Date, by (i) delivery to the Company of a written notice, in the form attached hereto as Exhibit A (“Exercise Notice”), of the Holder’s election to exercise its rights under the Warrant to purchase Warrant Shares, and (ii) cash payment to the Company in immediately available funds of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares for which the Warrant is being exercised (“Aggregate Exercise Price”), provided that in lieu of making such cash payment the Holder may instead elect to effect a Cashless Exercise, as defined in and in accordance with Section 2.1(b) below, to the extent permitted under such Section or as otherwise permitted in the Warrant, and (iii) if and only if Book Entry (as defined below) is expressly prohibited under the Warrant, delivery of the original Warrant. Upon delivery of the Exercise Notice, the Holder shall be deemed, to the extent permitted by applicable law, for all corporate purposes to have become the legal and record holder of the Warrant Shares for which the Warrant is being exercised pursuant to such Exercise Notice, irrespective of the date on which stock certificate(s) evidencing such Warrant Shares are actually received by the Holder or

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such Warrant Shares are actually credited to the Holder’s brokerage account, as the case may be.

(b)

Cashless Exercise. If, at any time after the date on which the Holder may sell any Warrant Shares received upon Cashless Exercise (as defined below) of the Warrant without registration under the Securities Act pursuant to Rule 144, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in lieu of making the cash payment of the Aggregate Exercise Price upon exercise of the Warrant for the number of Warrant Shares set forth in the Exercise Notice (“Exercised Shares”), elect instead in the Exercise Notice to receive upon such exercise a “Net Number” of Warrant Shares (a “Cashless Exercise”), in which event the Company shall issue to the Holder such Net Number of Warrant Shares as determined according to the following formula and the Holder shall forfeit the remaining Exercised Shares:

NN =	ES x (MP - Exercise Price)
MP

where “NN” means the Net Number, “ES” means the number of Exercised Shares, and “MP” means the Market Price on the date of exercise.

For purposes of Rule 144, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the original Issuance Date of the Warrant. Notwithstanding anything to the contrary contained in this Section, the Warrant may otherwise permit Cashless Exercise at all times, prohibit Cashless Exercise at all times or otherwise set forth different terms and conditions under which the Warrant may be exercised by Cashless Exercise.

(c)

Book Entry. Unless otherwise set forth in the Warrant, the Holder shall not be required to physically surrender and deliver the original Warrant to the Company in order to effect an exercise of the Warrant, and partial exercises of the Warrant resulting in purchases of a portion of the total number of Warrant Shares available thereunder shall have the effect of lowering the total number of Warrant Shares purchasable thereunder by an amount equal to the number of Warrant Shares so purchased, as if the original Warrant were cancelled and a new Warrant evidencing the right to purchase the remaining number of Warrant Shares were issued (“Book Entry”). In connection with Book Entry, the Holder and the Company shall maintain records showing the number of Warrant Shares purchased upon exercise of the Warrant and the dates of such purchases (or use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Warrant upon each exercise thereof). By acceptance of the Warrant, the Holder acknowledges that, by reason of Book Entry, following exercise of any portion of the Warrant the number of Warrant Shares which may be purchased thereafter upon exercise of the Warrant may be less than the number of Warrant Shares set forth on the face thereof. Upon full exercise of the Warrant, the Holder shall promptly deliver the original Warrant to the Company.

2.2 Delivery of Securities.

(a)

Delivery in T+3. On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (“Share Delivery Date”), the Company shall issue and deliver or cause to be issued and delivered a stock certificate to and in the name of the Holder or its designee, dated the date of such exercise (and registered in the Company’s share register), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise (free of restrictive legends and trading restrictions unless a Registration Statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable pursuant to Rule 144); provided, however, that if (i) such Warrant Shares are required under the Transaction Documents or otherwise permitted under applicable securities laws to be issued without a restrictive legend, (ii) the Company and its Transfer Agent participate in DTC’s DWAC system, and (iii) the Holder has provided the Company with the name of its (or its designee’s) broker that participates in DTC’s DWAC system, then the Company shall use its best efforts to cause its Transfer Agent to electronically transmit such Warrant Shares to the brokerage account of the Holder (or its designee) by crediting such account through such DWAC system on or prior to the Share Delivery Date.

(b)

Failure to Timely Deliver Securities. If the Company fails to issue and deliver (or cause its Transfer Agent to issue and deliver) stock certificate(s) evidencing the Warrant Shares (or transmit such Warrant Shares via DWAC) to the Holder on or prior to the Share Delivery Date following exercise of the Warrant, the Holder may revoke and withdraw its Exercise Notice, in whole or in part, at any time thereafter prior to the Company’s cure of such failure. In addition to any other rights or remedies available to the Holder, including without limitation any right to receive Liquidated Damages provided for in the Securities Purchase Agreement, if (i) the Company fails to issue and deliver (or cause its Transfer Agent to issue and deliver) stock certificate(s) evidencing the Warrant Shares (or transmit such Warrant Shares via DWAC) to the Holder on or prior to the Share Delivery Date following exercise of the Warrant, and (ii) after the Share Delivery Date but prior to the Company’s cure of such failure, the Holder purchases (in an open market transaction or otherwise), or the Holder’s brokerage firm

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otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request, in the Holder’s sole discretion, either (A) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate(s) (and to issue such Warrant Shares) shall terminate, or (B) promptly honor its obligation to deliver such Warrant Shares to the Holder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Warrant Shares, multiplied by (y) the VWAP on the date of such exercise of the Warrant. Nothing herein shall limit the Holder’s right to pursue any other rights or remedies available to it under the Warrant or other Transaction Documents, at law or in equity, including without limitation a decree of specific performance with respect to the Company’s obligation to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms of the Warrant.

(c)

Re-Issuance of Warrant. Upon any surrender or delivery to the Company of the Warrant following one or more partial exercises thereof, the Company shall, at its expense and as soon as practicable but in no event later than the Share Delivery Date, issue or cause to be issued a new Warrant (issued in accordance with Section 4.5 below) representing the right to purchase the number of Warrant Shares for which the Warrant is exercisable immediately following such partial exercise(s).

2.3 Limitations on Exercise.

(a)

Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of the Warrant, and the Holder shall not have the right to exercise any portion of the Warrant (or otherwise acquire Warrant Shares with respect to the Warrant), to the extent that after giving effect to the issuance of Common Stock upon such exercise (or other issuance), the Holder Group would beneficially own in excess of the Maximum Ownership Percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such exercise (including for such purpose the shares of Common Stock issuable upon such exercise or issuance) (“Beneficial Ownership Limitation”). For purposes of calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the Holder Group shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation Regulation 13D-G), provided, however, that such beneficial ownership shall exclude any shares of Common Stock issuable upon conversion, exchange or exercise of (or purchase of Common Stock under) any Convertible Securities or Options outstanding at the time of determination and beneficially owned by the Holder Group which contain a limitation on conversion, exchange, exercise or purchase analogous to the Beneficial Ownership Limitation contained herein. To the extent that the Beneficial Ownership Limitation contained herein applies, the determination of whether and to what extent the Warrant is exercisable (vis-à-vis other Convertible Securities or Options, including without limitation other Warrants, beneficially owned by the Holder Group) shall be on the basis of first submission to the Company for conversion, exchange, exercise or purchase, as the case may be, or as otherwise determined in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether and to what extent the Warrant is exercisable (vis-à-vis such other Convertible Securities or Options), in each case subject to the Beneficial Ownership Limitation. In determining the number of outstanding shares of Common Stock for purposes of calculating the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Periodic Report containing such information, (ii) a more recent public announcement by the Company, or (iii) any other notice or disclosure by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding, and the Holder may rely on knowledge it may have concerning any shares of Common Stock issued which are not reflected in the preceding clauses (i) through (iii) (e.g., issuances to the Holder upon a prior Warrant exercise since the date as of which such number of outstanding shares of Common Stock was reported). Upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 2.3(a) and determined, based on this Section 2.3(a), that the issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section 2.3(a), and the Company shall have no obligation to verify or confirm such determination. No exercise of the Warrant in violation of this Section 2.3(a) but otherwise in accordance with the Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable. By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Maximum Ownership Percentage to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the

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Company, (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Warrants, and (C) the Maximum Ownership Percentage shall not be less than 4.9%. The provisions of this Section 2.3(a) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3(a) to correct this provision (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Beneficial Ownership Limitation contained in this Section shall apply to a successor Holder of the Warrant. If at any time the Beneficial Ownership Limitation makes the Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon exercise of the Warrant as and when shares of Common Stock may be issued in compliance with such limitation.

(b)

Principal Market Regulation. If the Warrant is issued in a PIPE Transaction, the Company shall not be obligated to issue any Warrant Shares upon exercise of the Warrant to the extent the issuance of such Warrant Shares would exceed the Holder’s Maximum Share Issuance Allocation then in effect, if any. The terms of the Securities Purchase Agreement (including without limitation Section 4.15 of PST Document GTC incorporated therein by reference) shall govern with respect to any Maximum Share Issuance in effect, including without limitation the Company’s obligation to redeem such amount of the Warrant which cannot be exercised due to such Maximum Share Issuance in accordance with the terms and conditions set forth in the Securities Purchase Agreement, which are incorporated herein by reference.

2.4 Automatic Exercise upon Expiration. Notwithstanding anything to the contrary contained in this Article II, if immediately prior to expiration of the Warrant on the Expiration Date (a) the Market Price determined as of the Expiration Date exceeds the Exercise Price, and (b) Cashless Exercise is permitted at such time under the Warrant, then the Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a Cashless Exercise basis immediately prior to expiration of the Warrant.

2.5 No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

2.6 Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of the Warrant shall be made without charge to the Holder for any issue or transfer tax,

withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance thereof, all of which taxes and expenses shall be paid by the Company; provided, however, that if the Warrant Shares are to be issued in a name other than the name of the Holder, then (a) the Exercise Notice (and Warrant, if applicable) when delivered to the Company upon exercise shall be accompanied by the Form of Assignment attached hereto duly executed by the Holder, and (b) the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

2.7 Authorization, Issuance and Reservation of Warrant Shares.

(a)

Valid Issuance. The Company represents, warrants and covenants that all Warrant Shares issued upon exercise of the purchase rights under the Warrant will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, charges, preemptive or similar rights of stockholders, and taxes (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further represents, warrants and covenants that its issuance of the Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under the Warrant. The Company shall take all such reasonable action as may be necessary or appropriate to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation or any requirements of the Principal Market.

(b)

Reservation. So long as the Warrant is outstanding, the Company shall take any and all actions necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, at least the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant then outstanding in full (without regard to any limitations or restrictions on exercise or acquisition of Warrant Shares (e.g., Section 2.3 above) and whether or not the Warrant is then exercisable). Without limiting the foregoing, the terms of the Securities Purchase Agreement (including without limitation Section 5.5 of PST Document GTC or Section 5.1 of PST Document GTC-RD) shall govern with respect to the Company’s obligation to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under the Warrant, including without limitation the Company’s obligation to compensate the Holder for failure to do so in accordance with the terms and conditions set forth in such Securities Purchase Agreement, which are incorporated herein by reference.

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(c)

Obligation to Issue Warrant Shares Absolute. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms of the Warrant are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision of any Transaction Document, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligations of the Company to the Holder in connection with the issuance and delivery of Warrant Shares, provided, however, that such issuance and delivery shall not operate as a waiver by the Company of any claims it may have against the Holder or such other Person.

ARTICLE III

ADJUSTMENTS TO EXERCISE PRICE AND WARRANT SHARES

3.1 Certain Adjustments. The Exercise Price and the number and kind of securities issuable upon exercise of the Warrant shall be subject to adjustment from time to time as set forth in this Article III and as may otherwise be set forth in the Warrant.

(a)

Stock Dividends and Splits. If at any time while the Warrant is outstanding the Company (i) declares or pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock (or securities convertible into or exercisable or exchangeable for capital stock) that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including without limitation by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (including without limitation in connection with any merger or consolidation), then in each such case the Exercise Price then in effect shall be adjusted by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the Record Date for such dividend or distribution, and any adjustment made pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3.1(a), the number of Warrant Shares that may be purchased upon exercise of the Warrant shall be inversely proportionately increased or decreased, as applicable, so that after such adjustment the Aggregate Exercise Price payable under the Warrant for the adjusted number of Warrant Shares shall be the same as the Aggregate Exercise Price in effect immediately prior to such adjustment.

(b)

Pro Rata Distributions. Subject to Section 3.1(c) below, if at any time while the Warrant is outstanding the Company declares or pays any dividend or otherwise distributes any of its assets (including without limitation cash, properties, evidences of indebtedness, securities (including any Options or Convertible Securities but excluding a distribution of Common Stock covered by Section 4.1(a) above or Purchase Rights covered by Section 4.1(c) below) or options or rights to acquire any such assets) (in each case, “Distributed Property”) to all holders of Common Stock pro rata (and not to all Holders in their capacity as holders of Notes), whether by way of dividend, return of capital, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction,, then in each such case:

(i)

the Exercise Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution shall be reduced, effective as of the close of business on such Record Date, to a price determined by multiplying such Exercise Price by a fraction of which (A) the denominator shall be the Market Price on such Record Date, and (B) the numerator shall be such Market Price minus the value of the Distributed Property on such date applicable to one outstanding share of Common Stock, as determined by the Company’s independent certified public accounting firm that regularly examines the financial statements of the Company, subject to dispute resolution as set forth in Section 3.3(b) below; and

(ii)

the number of Warrant Shares which the Holder may thereafter purchase upon exercise of the Warrant shall be increased to equal a number determined by dividing (A) the Aggregate Exercise Price in effect immediately prior to such adjustment in the Exercise Price pursuant to the immediately preceding clause (i), by (B) the Exercise Price in effect immediately after such adjustment in the Exercise Price pursuant to the immediately preceding clause (i); provided that if the Distributed Property consists of a Subsidiary’s or another company’s shares of common stock which are traded on a national securities exchange or a national automated quotation system (“Other Shares”), then the Holder may elect to receive a warrant to purchase such Other Shares, in lieu of such increase in the number of Warrant Shares, the terms of which shall be identical to those of the Warrant except that such warrant (1) shall be exercisable into the number of Other Shares that would have been payable to the

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Holder upon such dividend or distribution had the Holder exercised the Warrant in full (without regard to any limitations on ownership or exercise and regardless of whether the Warrant was then exercisable) immediately prior to such Record Date, and (2) shall have an aggregate exercise price equal to the product of (x) the amount by which the Exercise Price was decreased in accordance with the immediately preceding clause (i), and (y) the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(c)

Rights Offerings Below Market. Notwithstanding Section 3.1(b) above, if at any time while the Warrant is outstanding the Company grants, issues or sells pro rata to all holders of its outstanding shares of Common Stock (and not to all Holders in their capacity as holders of Warrants) any Options, Convertible Securities or other rights (the “Purchase Rights”) entitling them to directly or indirectly subscribe for or purchase shares of Common Stock at an effective price per share less than the Market Price on the Record Date of such grant, issuance or sale, then in each such case:

(i)

the Exercise Price in effect immediately prior to the close of business on such Record Date shall be reduced, effective as of the close of business on such Record Date, to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the number of shares of Common Stock outstanding as of the close of business on such Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase (including and assuming receipt by the Company in full of all consideration payable upon both issuance and exercise of such Purchase Rights) would purchase at such Market Price, and (B) the denominator shall be the number of shares of Common Stock outstanding as of the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

(ii)

the number of Warrant Shares which the Holder may thereafter purchase upon exercise of the Warrant shall be increased to equal a number determined by dividing (A) the Aggregate Exercise Price in effect immediately prior to such adjustment in the Exercise Price pursuant to the immediately preceding clause (i), by (B) the Exercise Price in effect immediately after such adjustment in the Exercise Price pursuant to the immediately preceding clause (i).

To the extent that shares of Common Stock have not been delivered pursuant to such Purchase Rights specified in this Section 3.1(c) upon the expiration or termination of such Purchase Rights, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered, and the number of Warrant Shares shall be readjusted (subject to proportionate adjustment for any intervening exercises of the Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any Purchase Rights entitle the holder thereof to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such Purchase Rights, the value of such consideration (if other than cash) to be determined in good faith by the Company’s Board of Directors.

(d)

Fundamental Transactions. If at any time while the Warrant is outstanding a Fundamental Transaction occurs, then the Holder shall have the right thereafter to receive, upon any exercise of the Warrant, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash and property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been the record holder of one Warrant Share immediately prior to such Fundamental Transaction (without regard to any limitations or restrictions on exercise or acquisition of Warrant Shares (e.g., Section 2.3 above) and whether or not the Warrant was then exercisable) (the “Alternate Consideration”). The Aggregate Exercise Price for the Warrant shall not be affected by such Fundamental Transaction, and the determination of the Exercise Price shall be appropriately and equitably adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction relative to the then Exercise Price. The Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. In case of any such Fundamental Transaction, any successor to the Company, acquirer or surviving entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the Warrant to be performed and observed by the Company and all the obligations and liabilities thereunder (including without limitation any registration rights), subject to such modifications as may be deemed

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appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which the Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article III. At the Holder’s request, any successor to the Company, acquirer or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the Aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor, acquirer or surviving entity to comply with the provisions of this Section 3.1(d) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary contained herein, if a Fundamental Transaction (i) is an all cash transaction, (ii) constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act (going private transaction), or (iii) otherwise results in the successor, surviving or acquiring entity not being traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, then upon the written request of the Holder, delivered before the sixtieth (60th) day after such Fundamental Transaction, the Company (or any such successor, acquirer or surviving entity) shall redeem the Warrant from the Holder for a redemption price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of such Fundamental Transaction), equal to the value of the Warrant as determined using the Black-Scholes Option Pricing Model via Bloomberg. The provisions of this Section 3.1(d) shall similarly apply to successive Fundamental Transactions.

(e)

Securities Issuances. If and whenever during the Anti-Dilution Adjustment Period a Subsequent Issuance (other than an Exempt Issuance) occurs, then the Exercise Price shall be reduced if (and only if), as and on such terms and conditions as may be so set forth in the Warrant (including without limitation any Weighted-Average Anti-Dilution Adjustment, Full Ratchet Anti-Dilution Adjustment or Below-Market Anti-Dilution Adjustment as may be set forth in the Warrant).

(f)

Other Events. If at any time while the Warrant is outstanding (i) any event occurs of the type contemplated by the provisions of this Section 3.1 or (ii) the Company otherwise takes any action affecting the Common Stock that would be covered by this Section 3.1 but for the manner in which such action is taken or structured, in each case which event or action may in any way diminish the value of the Warrant but is not expressly provided for by the provisions of this Section 3.1 (including without limitation the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall in good faith make an appropriate and equitable adjustment in the Exercise Price and, if the event or action is of the type contemplated by Section 3.1(a), (b) or (c), the number of Warrant Shares, so as to protect the rights of the Holder in the manner contemplated hereunder, provided that no such adjustment pursuant to this Section 3.1(f) shall increase the Exercise Price or decrease the number of Warrant Shares (except to the extent such event or action is analogous to the type contemplated by Section 3.1(a) and such adjustment is appropriate thereunder).

(g)

Warrant Deemed Outstanding. If during the period beginning upon the execution of the Securities Purchase Agreement and ending upon the Issuance Date, the Company entered into or effected any stock split, stock dividend or other pro rata distribution to stockholders or any Subsequent Issuance, then solely for purposes of determining any adjustment under this Section 3.1 (including without limitation pursuant to any provision set forth in the Warrant with respect to Section 3.1(e) hereof) as a result of such stock split, stock dividend, pro rata distribution or Subsequent Issuance, the Warrant shall be deemed to have been outstanding at the time of each such stock split, stock dividend, pro rata distribution or Subsequent Issuance.

(h)

Voluntary Reduction by Company. The Company may at any time while the Warrant is outstanding reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(i)

Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 3.1 and as a result takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 3.1 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 3.1, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. No adjustment need be made under this Section 3.1 for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

3.2 Regulatory Approval. Prior to engaging in any transaction or taking any other action which would result in an adjustment in the Exercise Price or in the number or kind of Warrant Shares for which the Warrant is exercisable, the Company shall obtain all such authorizations, exemptions or consents of and/or from any applicable public regulatory body or bodies having jurisdiction thereof as may be necessary.

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3.3 Calculations.

(a)

Rounding. All calculations under this Article III (including without limitation pursuant to any provision set forth in the Warrant with respect to Section 3.1(e) hereof) shall be made to the nearest cent or the nearest 1/100th of a share, as applicable, provided that if the Market Price at the time of the calculation is less than (i) $1.00, such calculation shall be made to three decimal places, or (ii) $0.10, such calculation shall be made to four decimal places. For purposes of this Article III (including without limitation pursuant to any provision set forth in the Warrant with respect to Section 3.1(e) hereof), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company (e.g., treasury shares) and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(b)

Disputes. In the case of any dispute with respect to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued upon exercise of the Warrant, the Company shall promptly issue or cause to be issued to the Holder such number of Warrant Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email or facsimile as soon as possible, but in no event later than two (2) Business Days after receipt of such Holder’s Exercise Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the Warrant Shares within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly submit (via email or facsimile) such disputed determination or calculation to a reputable accounting firm to perform the applicable determination or calculation, provided that to the extent that such dispute concerns the determination of fair market value of a security or property, such disputed determination shall be submitted to a reputable investment bank or valuation company, in each case such accounting firm, investment bank or valuation company to be independent of all Parties and selected jointly by the Company and a Majority-in-Interest of the Holders of all Warrants. The determination or calculation of such accounting firm, investment bank and/or valuation company, as the case may be, shall be final and binding upon the Company and all Holders absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of Warrant Shares in accordance with such accounting firm’s, investment bank’s and/or valuation company’s determination or calculation. The expenses of such accounting firm, investment bank and/or valuation company in making such determination or calculation shall be paid by the Company, unless the Company was correct in its determination or calculation, in which case such expenses shall be paid by the Holders (pro rata among the Holders based on the Current Allocation Percentage).

3.4 Deemed Changes Mutatis Mutandis. In the event that at any time, as a result of an adjustment made pursuant to this Article III, the Holder shall, upon exercise of the Warrant, become entitled to receive securities or assets other than Common Stock, then wherever appropriate (a) all references in the Warrant (including herein) to Warrant Shares shall be deemed to refer to and include such Warrant Shares and/or other securities or assets, as applicable, (b) all references to the Company shall be deemed to refer to any successor, acquirer or surviving entity, as applicable, and (c) thereafter the Exercise Price and the number and kind of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Article III (including without limitation pursuant to any provision set forth in the Warrant with respect to Section 3.1(e) hereof).

3.5 Notice to Holder.

(a)

Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the number or kind of Warrant Shares, or the securities, assets or other property issuable upon exercise of the Warrant, whether pursuant to this Article III, the other provisions of the Warrant or other Transaction Documents, applicable law or otherwise, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare and deliver to the Holder a certificate specifically setting forth such adjustment or readjustment, including (i) a statement of the adjusted Exercise Price and/or the adjusted number or kind of Warrant Shares and/or other securities, assets or other property issuable upon exercise of the Warrant (as applicable), (ii) a description of the transactions giving rise to such adjustment or readjustment, (iii) the facts upon which such adjustment or readjustment is based, in reasonable detail, and (iv) the computations by which such adjustment or readjustment was made, provided that the Company shall not include any material non-public information concerning the Company without the prior written consent of the Holder. Any failure to deliver such certificate shall not affect the legality or validity of any such adjustment or readjustment. Upon written request, the Company shall promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(b)	Notice of Corporate Events. If at any time while the Warrant is outstanding:

(i)

the Company declares (or otherwise takes a record of the holders of its Common Stock for purposes of granting) a dividend or other distribution on its Common Stock (including without limitation any Distributed Property and any special nonrecurring cash dividend but excluding a cash dividend payable

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out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company which is consistent with prior cash dividends of the Company, if any), or the Company declares any redemption of its Common Stock;

(ii)

the Company grants (or authorizes the granting) to all holders of its Common Stock rights, options or warrants to subscribe for or purchase any evidences of its indebtedness, any shares of capital stock of any class or any other securities or property or rights to receive or purchase any other right;

(iii)

there shall be, or the Company’s Board of Directors authorizes, any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation, merger or other business combination of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another Person (including without limitation any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property);

(iv)	the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for, or otherwise becomes subject to, any Fundamental Transaction; or

(v)	there shall be pending the voluntary or involuntary, or the Company otherwise authorizes, a dissolution, liquidation or winding up of the affairs of the Company;

then, in each case, the Company shall deliver or cause to be delivered to the Holder, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a written notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, options or warrants or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, business combination, sale, transfer, disposition, dissolution, liquidation or winding up, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights, options or warrants are to be determined, and/or (B) the date on which such reorganization, reclassification, merger, consolidation, business combination, sale, transfer, disposition, share exchange, dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, business combination, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action or event required to be specified in such notice. Such notice shall describe the material terms and conditions of such transaction or corporate event, provided that the Company shall not include any material non-public information concerning the Company without the prior written consent of the Holder. The Company shall take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise the Warrant prior to the applicable time so as to participate in or vote with respect to such transaction or event.

(c)

Notices to Stockholders. The Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE IV

REGISTRATION, ISSUANCE AND TRANSFER OF WARRANTS AND WARRANT SHARES

4.1 Registration of Warrant. The Company shall maintain, or cause to be maintained, books and records for the registration and transfer of the Warrant (collectively, the “Warrant Register”). The Warrant shall be registered in the Warrant Register, initially in the name and with the address of the initial Holder and thereafter in the name and with the address of the then record Holder. The Company may deem and treat the registered Holder of the Warrant as the absolute owner of the Warrant for the purposes of any exercise by or distribution to the Holder and for all other purposes, and the Warrant Register shall be conclusive and binding for all purposes absent manifest error. The Company, or such other Person as may be so set forth in the Securities Purchase Agreement, shall serve as warrant agent under the Warrant (“Warrant Agent”) for purposes of maintaining the Warrant Register and effectuating issuances and transfers of Warrants. Upon twenty (20) days’ prior written notice to the Holder, the Company may appoint a new Warrant Agent. Any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party or any Person to which the Warrant Agent transfers all or substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under the Warrant without any further act. Any such successor Warrant Agent shall promptly cause written notice of its succession as Warrant Agent to be delivered to the Holder at the Holder’s last address as shown on the Warrant Register. So long as the Warrant remains outstanding, the Company or its Warrant Agent shall maintain an office or agency (which shall be the principal executive offices of the Company unless and until the Company notifies the Holder otherwise) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in the Warrant.

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4.2 Transfer of Warrant. The Warrant and all rights thereunder (including under any other Transaction Document to the extent applicable to the Warrant, including without limitation any registration rights) may be transferred, in whole or in part, without the consent of the Company, except as may otherwise be required under the Warrant or Securities Purchase Agreement, provided that if the Warrant was not issued pursuant to a Registered Direct Registration Statement and such transfer is not (a) pursuant to an effective Registration Statement or Rule 144, (b) to the Company or to an Affiliate of the Holder, or (c) in connection with a pledge as contemplated in Section 4.7 below, the Company may require the Holder to provide the Company with a legal opinion, reasonably acceptable to the Company in form and substance from counsel reasonably acceptable to the Company, to the effect that such transfer does not require registration under the Securities Act. To transfer the Warrant, the Holder shall surrender the Warrant to the Company (or other Warrant Agent), together with (i) a written assignment of the Warrant, substantially in the Form of Assignment attached hereto as Exhibit B, duly completed and executed by the Holder, and (ii) if requested by the Company, payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender (with assignment) and, if required, such payment, the Company shall promptly prepare, execute, issue and deliver a new Warrant or Warrants (issued in accordance with Section 4.5 below) (A) to and in the name of each transferee representing the right to purchase the number of Warrant Shares being transferred to such transferee, and (B) if less than the total number of Warrant Shares then underlying the Warrant is being transferred, to and in the name of the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance of such new Warrant by any such transferee shall be deemed the acceptance by such transferee of all the rights and obligations of a holder of the Warrant. Such transfer shall be registered by the Company or the Warrant Agent in the Warrant Register. The Warrant, if properly transferred, may be exercised by any new holder thereof for the purchase of Warrant Shares prior to the actual issuance and delivery of a new Warrant for such Warrant Shares.

4.3 Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of (a) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and (b) (i) in the case of loss, theft or destruction, a customary and reasonable indemnification (without the requirement of posting bond), if requested by the Company, or (ii) in the case of mutilation, the mutilated Warrant for surrender and cancellation, the Company shall promptly prepare, execute, issue and deliver to the Holder a new Warrant (issued in accordance with Section 4.5 below) representing the right to purchase the Warrant Shares then underlying the Warrant in lieu of and substitution for the Warrant so lost, stolen, destroyed or mutilated.

4.4 Exchangeable for Multiple Warrants. The Warrant may be divided or combined with other Warrants upon presentation and surrender of the Warrant to the Company (or other Warrant Agent), together with a written notice, signed by the Holder, specifying the names and denominations in which new Warrant(s) are to be issued, provided that any transfer which may be involved in such division or combination shall be subject to compliance with Section 4.2 above. Such new Warrant(s) shall be issued in accordance with Section 4.5 below and represent in the aggregate the right to purchase the number of Warrant Shares then underlying the Warrant(s) surrendered for exchange, and each such new Warrant shall represent the right to purchase such portion of such Warrant Shares as is specified by the Holder in its notice (provided that the Company shall not be obligated to issue Warrants for fractional Warrant Shares).

4.5 Issuance of New Warrants. Whenever the Company is required to issue a new Warrant in replacement of the Warrant pursuant to the terms of the Warrant, such new Warrant shall (a) be of like tenor with the Warrant being replaced, identical in all respects except that the new Warrant shall contain the then Exercise Price, the number and kind of Warrant Shares for which the new Warrant is then exercisable, and the name of the then Holder, (b) represent, as indicated on the face of such new Warrant, the right to purchase the number of Warrant Shares then underlying the Warrant (or in the case of a new Warrant being issued pursuant to Section 4.2 or Section 4.4 above, the number of Warrant Shares designated by the Holder which, when added to the number of Warrant Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying the Warrant being replaced), (c) have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (d) have the same rights and conditions as the Warrant being replaced. Upon the request of the Holder at any time during the period the Warrant is outstanding, the Company shall acknowledge in writing, in form reasonably satisfactory to the Holder, the continuing validity of the Warrant and the obligations of the Company thereunder. No service charge or other fee will be imposed by the Company in connection with the issuance of any new Warrants pursuant to Sections 4.2 through 4.4 or any registration of any transfer or exchange in connection therewith.

4.6 Resale of Warrant Shares.

(a)

PIPE Transaction. If the Warrant is issued pursuant to a PIPE Transaction, then (a) the resale of the Warrant Shares shall be subject to registration rights to the extent set forth in the Securities Purchase Agreement, and (b) the Company shall comply with Section 5.4 (Rule 144 Information) of PST Document GTC. By acceptance of the Warrant the Holder acknowledges that pursuant to the Securities Purchase Agreement, the Company has the right to request that the Holder furnish information regarding the Holder and its intended distribution of the Warrant Shares in connection with any such registration.

(b)	Registered Direct Offering. If the Warrant is issued pursuant to a Registered Direct Offering, then the terms contained in Section 6.3 (Warrant Shares) of PST

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Document GTC-RD regarding registration and notice shall govern in connection the Warrant Shares, which terms are incorporated herein by reference.

4.7 Pledge of Shares. The Company acknowledges and agrees that the Holder may from time to time pledge or grant a security interest in some or all of the Warrant and/or Warrant Shares pursuant to a bona fide margin agreement with a registered broker-dealer or pursuant to a security or pledge agreement with a financial institution that is an Accredited Investor in connection with a loan from such institution. If required under the terms of such pledge or security agreement, the Holder may transfer such securities to such pledgee or secured party, in which case (a) such pledge or transfer shall not be subject to approval by the Company, (b) no legal opinion of counsel to the pledgee, secured party or pledgor shall be required in connection therewith, and (c) no notice shall be required of such pledge or security interest. At the Holder’s expense, the Company shall execute and deliver such reasonable documentation as such pledgee or secured party of securities may reasonably request in connection with such pledge or transfer of securities, including, if the securities are subject to registration pursuant to the Transaction Documents, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except to the extent otherwise provided by applicable law, the pledge of the Warrant or Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Warrant or Warrant Shares under the Transaction Documents or applicable securities laws.

ARTICLE V

MISCELLANEOUS

5.1 No Impairment or Circumvention. Except as and to the extent waived or consented to by the Holder, the Company shall not by any action, including without limitation by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times in good faith assist in carrying out all such terms and take all action as may be necessary or appropriate to protect the rights of the Holder as set forth in the Warrant against impairment. Without limiting the generality of the foregoing or any other provision in the Warrant or the Securities Purchase Agreement, the Company (a) shall not increase the par value of any Warrant Shares above the Exercise Price then in effect, (b) shall take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares in accordance with the terms of the Warrant (including herein) upon the exercise of the Warrant, and (c) shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body or bodies having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrant. The Company shall not close its stockholder books or records (including stock or warrant transfer books) in any manner which prevents, delays or otherwise interferes with the timely exercise or transfer of the Warrant.

5.2 No Stockholder Rights or Liabilities before Exercise. Except as otherwise specifically provided in the Warrant or the provisions of any other written agreement between the Company and the Holder, prior to the exercise of the Warrant in accordance with the terms thereof, the Holder (solely in such Person’s capacity as a holder of the Warrant) shall not be entitled to any rights as a stockholder of the Company, nor shall anything contained in the Warrant be construed to confer upon the Holder (solely in such Person’s capacity as a holder of the Warrant) any of the rights of a stockholder of the Company, including with limitation the right to (a) vote for the election of directors of the Company or upon any matter submitted to stockholders at any meeting thereof, (b) give or withhold consent to any corporate action (whether upon or for any recapitalization, reorganization, issue of stock, reclassification of stock, change of par value, change of stock to or from no par value, consolidation, merger, amalgamation, conveyance or otherwise), (c) receive notice of meetings (other than pursuant to Section 3.5 above), or (d) receive dividends, distributions or subscription rights, and the Holder (solely in such Person’s capacity as a holder of the Warrant) shall not be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable upon the exercise of the Warrant for any purpose prior to the exercise thereof. No provision of the Warrant, in the absence of any affirmative action by the Holder to exercise the Warrant to purchase Warrant Shares, and no enumeration in the Warrant of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.3 Successors and Assigns; Benefits. Subject to the restrictions on transfer set forth in the Warrant (including herein) and/or in the Transaction Documents, the Warrant may be assigned by the Holder. The Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. The Warrant shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns. Subject to the preceding sentence, nothing in the Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, claim or cause of action under the Warrant, it being understood that the Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

5.4 Notices. Any and all notices (including without limitation any Exercise Notice), consents, waivers or other communications or deliveries required or permitted to be given under the Warrant (except as otherwise provided therein) shall be (a) in writing, (b) delivered by regular mail, overnight courier (charges prepaid), facsimile, electronic mail or personal hand delivery to the physical address, facsimile number or

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email address (and to the attention of the contact person or title) set forth for such Party in the Securities Purchase Agreement, and (c) deemed to have been delivered and effective (i) upon receipt, if delivered personally by hand, (ii) the date of transmission, if delivered via facsimile or email prior to 6:00 p.m. Eastern (New York) time on a Business Day, (iii) the next Business Day after the date of transmission, if delivered via facsimile or email on a day that is not a Business Day or later than 6:00 p.m. Eastern (New York) time on any Business Day, (iv) the Business Day following deposit with an internationally recognized overnight courier service with charges prepaid, or (v) the fifth (5th) Business Day following deposit with the United States Postal Service, provided, however, that any Exercise Notice delivered on the Expiration Date prior to 11:59 p.m. Eastern (New York) time shall be deemed to be delivered on the Expiration Date prior to expiration of the Warrant. Written confirmation of complete delivery or transmission of such notice, consent, waiver or other communication or delivery (A) given by the recipient thereof, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address, as the case may be, and an image of at least the first page of such transmission, which confirmation is kept on file by the sending party, or (C) provided by an internationally recognized overnight courier service, shall be rebuttable evidence of receipt of such notice, consent, waiver or other communication or delivery in accordance with clause (c) above. Addresses for notices, consents, waivers or other communications or deliveries may be changed as set forth in the Securities Purchase Agreement.

5.5 Remedies

(a)

General. The Holder shall be entitled to (i) exercise any and all rights and remedies set forth in the Warrant or any other agreement between the Parties, (ii) recover damages by reason of any breach of any provision thereof, and (iii) exercise any and all other rights and remedies granted by law or to which the Holder is entitled in equity. Without limiting the foregoing, except as otherwise provided in the Warrant, any remedy expressly conferred upon the Holder in the Transaction Documents shall not constitute an exclusive remedy and shall be in addition to and not in lieu or limitation of any other rights or remedies the Holder may have at law, in equity or under the terms of the Warrant or other Transaction Documents, and the exercise of any one remedy shall not preclude the exercise of any other remedy. The Holder may withdraw, revoke or suspend its pursuit of any remedy at any time without prejudice prior to its complete recovery as a result of such remedy. No waiver of any breach or default with respect to any provision, condition or requirement of the Warrant shall be deemed to constitute a continuing waiver in the future or a waiver of any subsequent default or a waiver of any breach or default with respect to any other provision, condition or requirement thereof, nor shall any delay by or omission of the Holder in exercising any right thereunder in any manner impair or prejudice the exercise of any such right.

(b)

Specific Performance; Injunction. Without limiting the foregoing, the Holder shall be entitled to (i) specific performance to enforce the terms and conditions of the Warrant and (ii) preliminary and final injunction(s) to prevent or cure any breach (or further breach) of the Warrant, in each case without being required to post a bond or other security or prove actual damages. The Company agrees that monetary damages or any other remedy at law may not be adequate compensation for any loss incurred by reason of any breach by the Company of any obligations or provisions contained in the Warrant and that irreparable damage may occur as a result of any such breach, and, to the fullest extent permitted by law, the Company waives, and agrees not to assert, in any action for specific performance or injunctive relief, any defense that a remedy at law would be adequate.

5.6 Amendments. The Company may, without the consent of the Holders, by supplemental agreement or otherwise (a) make any changes or corrections in the Warrants that are required to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or (b) add to the covenants and agreements of the Company for the benefit of the Holders (including without limitation to reduce the Exercise Price or extend the Expiration Date), or surrender any rights or power reserved to or conferred upon the Company in the Warrants; provided that, in the case of clauses (a) or (b), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Warrants in any material respect. The Warrant may also be amended with the consent of the Company and the Holder, provided such amendment is permitted under the Securities Purchase Agreement. Further, the Company may, with the consent (in writing or at a meeting) of the Required Holders, amend in any way, by supplemental agreement or otherwise, all the outstanding Warrants in a like manner; provided, however, that (i) no such amendment by its express terms shall adversely affect the Holder differently than it affects all other Holders, unless the Holder consents thereto, and (ii) no such amendment decreasing the number of Warrant Shares, increasing the Exercise Price or reducing the Exercise Period under the Warrant shall be made unless the Holder consents thereto. If a new Warrant Agent is appointed by the Company, such new Warrant Agent shall at the request of the Company, and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 5.6, join with the Company in the execution and delivery of any such supplemental agreements, but shall not be required to join in such execution and delivery for such supplemental agreement to become effective.

5.7 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right under the Warrant on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding all rights to purchase Warrant Shares under the

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Warrant terminate on the Expiration Date. If the Company willfully and knowingly fails to comply with any provision of the Warrant which results in any material damages to the Holder, then the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses, including without limitation reasonable attorneys’ fees (including those of appellate proceedings), incurred by the Holder in collecting any amounts due pursuant to the Warrant or in otherwise enforcing any of its rights, powers or remedies under the Warrant.

5.8 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Warrant shall be governed by and construed, enforced and determined in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent the corporate law of the state of the Company’s incorporation or organization is required to govern particular aspects of the Warrant or Warrant Shares. The terms contained in PST Document GTC regarding jurisdiction, venue and service of process shall govern with respect to any legal proceedings in connection the Warrant, which terms are incorporated herein by reference. EACH OF THE COMPANY AND THE HOLDER KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE WARRANT OR ANY TRANSACTION CONTEMPLATED THEREBY.

5.9 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted in the Warrant, including without limitation the Expiration Date, shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.10 Construction; Headings. No rule of strict construction, nor any other rule to the effect that any ambiguities are to be resolved against the drafting party, shall be applied against any Party in the interpretation of the Warrant. The headings, titles and subtitles contained in the Warrant (including herein) are for convenience of reference only, do not constitute a part of the Warrant, and shall not limit or affect, or be considered in construing or interpreting, any of the provisions of the Warrant.

5.11 Severability. If any provision of the Warrant is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable under applicable law (a) the remainder of the provisions set forth therein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, (b) the Parties thereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision, and (c) the validity, legality and enforceability of all the provisions of the Warrant in any other jurisdiction shall not be affected.

5.12 Incorporation of Miscellaneous Provisions. To the extent not in contradiction of or conflict with the terms set forth in the Warrant, any rights of the Holder or obligations of the Company with respect to the Warrant which are set forth in the Securities Purchase Agreement, including such rights and obligations contained in PST Document GTC and in particular Articles VI and VII thereof, shall apply to the Warrant and be incorporated herein by reference as if set forth herein in their entirety.

[Forms of Exercise Notice and Assignment on Following Pages]

* * * * * * *

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Exhibit A

[FORM OF]

EXERCISE NOTICE1

[TO BE EXECUTED BY REGISTERED HOLDER TO EXERCISE RIGHT TO PURCHASE

SHARES OF COMMON STOCK UNDER WARRANT REFERENCED BELOW]

Company:
Address:

Attn:
Fax:
Email:

The undersigned is the Holder of Warrant No.              (“Warrant”) issued by                                         , a                      corporation (“Company”), on or about                      originally entitling the holder thereof to purchase up to              shares of Common Stock (“Warrant Shares”). Each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Warrant.

1.	Current Holding: The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	Exercise: The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	Form of Payment: The Holder shall make payment of the Exercise Price as follows (check one):

☐	in lawful money of the United States; or

☐	“Cashless Exercise” (if permitted under, and in accordance with, the terms of the Warrant).

4.

Payment of Exercise Price: In the event that the Holder has elected a cash exercise above, the Holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

5.

Delivery of Warrant Shares: Pursuant to this exercise, the Company shall deliver the applicable number of Warrant Shares issuable upon exercise hereof in accordance with the terms of the Warrant as follows:

If stock certificates are to be issued, to the following address:	If DWAC is permissible, to the following brokerage account:

Broker:
DTC No.:
Acct. Name:
For Further Credit (if applicable):

6.

Beneficial Ownership Limitation: The Holder hereby represents that, after giving effect to the exercise provided for in this Exercise Notice, the Holder Group will not beneficially own a number of shares of Common Stock which exceeds the Holder’s Maximum Ownership Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of the Warrant.

Dated: , 20
(Print Name of Holder)

By/Sign:
Print Name:
Print Title:

[1]	Form of Exercise Notice available in Microsoft® Office Word at www.pipefund.com.

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Exhibit B

[FORM OF]

ASSIGNMENT2

[To be completed and signed only upon transfer of the Warrant.

Do not use this form to exercise the Warrant.]

Reference is made to that certain Warrant (“Warrant”) issued on or about                      and designated warrant number          entitling the holder thereof to purchase up to                  shares of Common Stock of [Company], a                      corporation (“Company”). Each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                               the right represented by the above-referenced Warrant to purchase                  shares of Common Stock of the Company to which such Warrant relates, together with all rights associated with such Warrant (or portion thereof being sold, assigned and transferred hereby) under the Transaction Documents pursuant to which such Warrant was initially issued, including without limitation any registration rights, and hereby appoints                      attorney to transfer said rights on the books of the Company with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address of Transferee)

In the presence of:

[2]	Form of Assignment available in Microsoft® Office Word at www.pipefund.com.

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